EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

               We hereby consent to the incorporation by reference in the March 30, 1998 Registration Statement on Form S-8 of our report dated November 2, 1997 (except for Note 3, as to which date is November 26, 1997), on the consolidated financial statements of Alatec Products, Inc. as of December 31, 1996 and for the year then ended, which appears on page F-19 of the March 9, 1998 Registration Statement on Form S-1 (No. 333-41383).

Pasadena, California                         /s/ MC GLADREY & PULLEN, LLP
March 30, 1998